Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 11, 2010 relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

April 14, 2010